SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas D. Hickey as General Counsel

Primus Telecommunications Group, Incorporated (OTCBB:PMUG) (the “Company”) announced the appointment of Thomas D. Hickey as General Counsel of the Company and Primus Telecommunications, Inc. (“Primus”), effective July 1, 2010.

Mr. Hickey brings more than 20 years of legal and management experience to Primus. Most recently (from April 2006 through June 2010), he served as Vice President and General Counsel of Cyren Call Communications Corporation, a provider of wireless communication solutions for first responders. Prior to that, he spent 17 years with Nextel Communications, Inc. and Sprint Nextel Corporation, most recently in the role of Vice President, Law and Deputy General Counsel. Mr. Hickey’s experience in these roles encompassed a broad range of duties, including corporate governance, employment law, regulatory work, transactions (mergers, acquisitions and divestitures), commercial agreements, public company compliance, Sarbanes-Oxley work, litigation and capital market activities.

“We are extremely pleased to welcome Tom Hickey to our executive team,” said K. Paul Singh, Chairman and Chief Executive Officer of Primus. “Tom comes to us with an extensive background in telecommunications, regulatory, legal matters and relevant business experience, and we look forward to his important contributions as a key part of the executive management team of Primus.”

As General Counsel of Primus, Mr. Hickey will be entitled to receive a salary of $260,000 per annum and is eligible for a discretionary annual bonus of up to a targeted amount of $130,000, subject to satisfaction of Company results and personal performance targets, as determined by the Company’s Compensation Committee. Annual salary and bonus amounts earned for 2010 would be prorated based on the time of service to the Company during 2010. In the event Mr. Hickey’s employment with Primus is terminated “without cause,” Primus has agreed to pay, subject to certain conditions, separation pay over a six-month period, equal to six-months of salary based on the applicable salary then in effect, plus reimbursement of monthly COBRA premiums for up to six months. For this purpose, “without cause” shall mean any reason other than willful misconduct, fraud or breach of ethics and other published policies of Primus.

Prior to his work at Nextel Communications, Inc. and Sprint Nextel Corporation, Mr. Hickey began his career at Jones Day in the firm’s telecommunications practice. His prior experience also includes work in the White House, the Federal Communications Commission and Congress. Mr. Hickey received his law degree from Washington University School of Law and a Bachelor’s degree in public policy from Duke University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: July 1, 2010	By: /s/ Thomas R. Kloster
Thomas R. Kloster Chief Financial Officer (Principal Financial Officer)